EXHIBIT (3)(i)
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           Registrant's Articles of Incorporation,
                         as amended


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DSCB265 (Rev.81)                   Please indicate (check one) type
                                   of corporation

ARTICLES OF INCORPORATION         [X] DOMESTIC BUSINESS CORPORATION
COMMONWEALTH OF PENNSYLVANIA       [ ] DOMESTIC BUSINESS CORPORATION
DEPARTMENT OF STATE                 CLOSE CORPORATION - COMPLETE BACK
CORPORATION BUREAU
NORTH OFFICE BUILDING            [ ] DOMESTIC PROFESSIONAL CORPORATION
HARRISBURG, PA  17120                 ENTER BOARD LICENSE NO.


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010 Name of Corporation must contain a corporate indicator unless exempt under 15 P.S. 2908 8)

     Cardinal Bancorp, Inc.
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011 Address of Registered Office in Pennsylvania (P. O. Box Number not
acceptable)

     140 East Main Street
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012 City       033 County          013 State          064 Zip
Everett          Bedford        Pennsylvania          15537  (05)
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050 Explain the purpose or purposes of the Corporation

     To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.







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The Aggregate Number of Shares, Classes of Shares and Par Value of Shares
Which the Corporation Shall have Authority to Issue:

     Two Million (2,000,000) Shares

040 Number and Class     041 Stated Par Value     042 Total Authorized
    of Shares            Per Share if any
    of Common Stock        $.50                  $1,000,000

031 Term of Existence
      Perpetual

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Name and Address of Each Incorporator, and the Number and Class of Shares
Subscribed to by each Incorporator



                  061,062
060 Name          063, 064 Address      (Street, City, State, Zip Code


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
Ray E. Koontz        73 Fifth Avenue,     Everett, PA  15537
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C. Clair Winter                        Crystal Spring, PA 15536
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Jackson E. Bussard    R.D.A-4, Box 84,      Everett, PA  15537
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Ralph C. Over        R.D. #1,             Everett, PA  15537
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


                       Number & Class of Shares

Ray E. Koontz             1 sh. Common Stock
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C. Clair Winter           1 sh. Common Stock
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Jackson E. Bussard         1 sh. Common Stock
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Ralph C. Over             1 sh. Common Stock
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

IN TESTIMONY WHEREOF, THE INCORPORATOR (S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS twentieth DAY OF November 1986.
                             ---------        --------


Ray E. Koontz /s/                           Ralph C. Over /s/
--------------------                        ---------------------


C. Clair Winter /s/                         Jackson E. Bussard /s/
--------------------                        ----------------------

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1. The following provisions shall regulate the status of the corporation as a close corporation:

(a) (Strike out(i) or (ii) below, whichever is not applicable.)

(i) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than ________________ persons.
(Number not to exceed 30)

(ii) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than the smaller of twenty-five "shareholders" within the meaning of Subchapter S of the Internal Revenue Code of 1954, as amended, or 30 persons.

(b) All of the issued shares of all classes of the corporation shall be subject to one or more of the restrictions on transfer permitted by section 613.1 of the Business Corporation Law (15 P.S. Section 1613.1).

(c) The corporation shall make no offering of any of its shares of any class which would constitute a "public offering" - within the meaning of the Securities Act of 1933, as amended.

2. (Optional: BCL Section 372B) A person (other than an estate) who is not an "individual" or who is a "non-resident alien," in either case within the meaning of the Internal Revenue Code of 1954, as amended ("Code"), shall not be entitled to be a holder of record of shares of the corporation. Only a person whose consent is currently in effect to the election of the corporation to bc treated as an electing small business corporation under Subchapter S of the Code and a shareholder who has not affirmatively refused to consent to the election within sixty days after he acquires his stock, shall be entitled to be a holder of record of shares of the corporation.

3. (Optional: BCL Section 382) The business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors.

4. (Optional: Section 376B) The status of the corporation as a "close corporation" within the meaning of the Business Corporation Law shall not be terminated without the affirmative vote or written consent of (all holders of) (shareholders holding ________________ of the) shares of all
classes of the corporation.     fraction at least two-thirds)

5. (Optional: BCL Section 384B) (Any shareholder) (shareholders holding ________________ of the shares) of the corporation may apply for the appointment of a provisional director of the corporation in the manner and upon the circumstances provided by statute.

6. (Optional: BCL Section 386) (Any shareholder) (shareholders holding _________________ of the shares) of the corporation shall have the right at will to cause the corporation to be dissolved by proceeding in the manner provided by statue.

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                        CARDINAL BANCORP, INC.
                      ARTICLES OF INCORPORATION
                         ADDITIONAL ARTICLES



     7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of this corporation.

     8. Cumulative voting rights shall not exist with respect to the election of directors.

     9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

     (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of this corporation;

     (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

     (iii) The social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

     (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

     (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;

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CARDINAL BANCORP, INC.

     (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

     (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

     (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

     10. (a) It is the declared intent and policy of this corporation and its shareholders that control of this corporation is an asset that belongs to all shareholders of this corporation and that no shareholder should have, either directly or indirectly, beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of this corporation. Therefore, to carry out the aforementioned intent and policy, this corporation and its shareholders approve and adopt this
Article 10.

     (b) When any person is determined by the Board of Directors to be the beneficial owner, either directly or indirectly, of twenty-five percent (25%) or more of the outstanding shares of this corporation (the "Substantial Shareholder"), then the Board of Directors may issue in its sole discretion on a pro rata basis to those shareholders of the corporation who are not affiliated with the Substantial Shareholder warrants to purchase additional shares of the common stock of this corporation at a purchase price equivalent to fifty percent (50%) of the average transaction price of all purchases and sales of the common stock of this corporation that occurred during the previous twelve month period and that are known by the Board of Directors. Such warrants shall be issued without any consideration, shall not be assignable and shall expire six (6) months from the date of their issuance. The Board of Directors shall have the sole discretion in the determination of the number of shares of common stock of this corporation that may he purchased pursuant to such warrants.

     (c) The Board of Directors may use, but is not necessarily limited to, the following indicia to determine "beneficial ownership": the effect of stock ownership by a person's spouse and minor children; ownership of shares held by a corporation or foundation of which a Substantial Shareholder is an officer or affiliate; the extent of a Substantial Shareholder's ownership of partnership shares; transfers pursuant to

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CARDINAL BANCORP, INC.

divorce; installment purchases; stock warrants, grants and options; control over the voting power of any stock; the status of a Substantial
Shareholder as trustee, trust beneficiary or settlor of a trust of which part or all of the corpus is shares of the common stock of this corporation; and stock dividends.

     (d) "Affiliate" of, or a person "affiliated" with, the Substantial Shareholder, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Substantial Shareholder.

     (e) "Person" means an individual, corporation, partnership, association, joint stock company, syndicate, trust where the interests of the beneficiaries are evidenced by a security, an unincorporated organization, group of persons acting in consort, or any other entity. "Person" does not mean the Board of Directors of this corporation acting collectively in its capacity as the Board of Directors. "Person" does include an individual who is a member of the Board of Directors.

     (f) This Article 10 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock of this corporation.

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                        COMMONWEALTH OF PENNSYLVANIA
                            DEPARTMENT OF STATE
                            CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

1. The Name of the Corporation is:

Cardinal Bancorp, Inc.

2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

140 East Main Street, Everett, Bedford County, Pennsylvania 15537-0327.

3. The Statute by or under which the Corporation was Incorporated is:

Business Corporation Law of 1933, Act of May 5, 1933, P.L. 364, as amended.

4. The Date of its Incorporation is:

November 20, 1986

5. The Manner in which the Amendment was Adopted by the Corporation is:

The amendment was duly adopted and proposed to the Shareholders by the Board of Directors of the Corporation at a Special Meeting of the Board of Directors of the Corporation duly called and convened and held on July 23, 1991. The amendment was adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at a Special Meeting of the Shareholders duly called and convened and held pursuant to a Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy dated August 20, 1991 and first sent on or about August 20, 1991 by United States Mail, first class postage prepaid, to the shareholders of record as of the Record Date of August
12, 1991. The Special Meeting of Shareholders was held at 1:30 p.m., prevailing time, on Wednesday, September 18, 1991 at The First National Bank of Everett, 140 East Main Street, Everett, Pennsylvania 15537. The total number of shares outstanding was 495,000 with each share entitled to one vote. The total number of shares entitled to vote was 495,000. The total number of shares voted for the amendment was 360,468 and the total number of shares voted against the amendment was 4,011 and the total number of shares abstaining from voting on the

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matter was 2,405. Thus, the amendment was approved and adopted by 72.8% of the Shareholders, which constitutes a majority of the votes cast by all Shareholders entitled to vote at the Special Meeting of Shareholders.

6. The Amendment shall be Effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

7. The Amendment adopted by the Corporation, set forth in full, is as follows:

     11. This Corporation specifically opts out and shall not be governed by Subchapter G, Control-share Acquisitions, and Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subchapter G, Control-share Acquisitions, and Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.


     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 18th day of September, 1991.

                                         CARDINAL BANCORP, INC.

Attest:



  Jackson E. Bussard /s/                     By   Ray E. Koontz /s/
-----------------------------                --------------------------
Jackson E. Bussard, Secretary                Ray E. Koontz, President


     (CORPORATE SEAL)